UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 24, 2003

Southern Community Financial Corporation

North Carolina (State of incorporation)	000-33227 (Commission File Number)	56-2270620 (I.R.S. Employer
Identification No.)

4605 Country Club Road, Winston-Salem, North Carolina (Address of principal executive offices)	27104 (Zip Code)

Issuer’s telephone number: (336) 768-8500

This document contains 2 pages, excluding exhibits.

Item 5: Other Events

Southern Community Financial Corporation held its annual meeting of shareholders on April 24, 2003. Shareholders elected five persons as Class III directors to serve three-year terms expiring in 2006. Those persons were: Richard A. Brenner, a new director, and Don G. Angell, F. Scott Bauer, James G. Chrysson and Durward A. Smith, Jr. Shareholders also approved the 2002 Incentive Stock Option Plan, the 2002 Nonstatutory Stock Option Plan and the 2002 Employee Stock Purchase Plan.

Item 7(c): Exhibits

Exhibit 99:	Press Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, Southern Community Financial Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Southern Community Financial Corporation

By:	/s/ Richard M. Cobb

Richard M. Cobb
Executive Vice President, Chief Operating
Officer and Chief Financial Officer

Date:	April 29, 2003